UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):April 17, 2013.

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, CTPartners Executive Search Inc. (the "Company") issued a press release announcing the appointment of William J. Keneally as Chief Financial Officer. David C. Nocifora, who previously held the position of Chief Financial Officer and Chief Operating Officer will now focus solely on his role as Chief Operating Officer.

5.02(c) – Appointment of Chief Financial Officer.

On April 17, 2013, the Board of Directors of the Company appointed William J. Keneally, age 50, Chief Financial Officer of the Company.

Before joining the Company, Mr. Keneally served as Chief Financial officer of GroundLink LLC and performed global finance and administration functions. Prior to that, he spent four years in London with Gullivers Travel Associates by Travelport, then majority-owned by Blackstone Group, as Chief Financial Officer & Senior Vice President, where he directed the global finance function and was responsible for all financial reporting requirements for the company's publicly-traded debt. Previously, he held senior finance and accounting positions at Elizabeth Arden, and Inter-Continental Hotels & Resorts and was a Managing Partner at BDO Seidman. Keneally began his career at Arthur Andersen and is a certified public accountant.

5.02(e) - Compensatory Arrangements of Chief Financial Officer.

The material terms of Mr. Keneally’s compensatory arrangements with the Company are as follows:

•	Mr. Keneally will receive an annual base salary of $300,000 payable semi-monthly, which will be reviewed annually.

•	Mr. Keneally is eligible to participate in the Company's bonus plan with a target annual bonus opportunity equal to 50% of his base salary, to be paid on a pro-rata basis for 2013.

•	He will be granted 45,180 restricted shares on April 18, 2013, which will vest in three equal annual increments on the first, second and third anniversary of the grant date.

•	Mr. Keneally will be eligible to receive a discretionary annual equity award in an amount targeted at $75,000 each calendar year beginning in 2014.

•
In addition, Mr. Keneally will also be eligible to participate in benefit programs offered by the Company to its executives, which includes vacation time, participation in the Company’s equity incentive plan and a 401(k) match.

•
In case of a termination without cause, for good reason, death or disability, Mr. Keneally will be eligible to receive three months of base pay in 2013 if such termination occurs prior to April 17, 2014, and six months of base pay if such termination occurs on or after April 17, 2014.

•	Mr. Keneally also entered into a Change of Control Agreement with the Company, providing for compensation equal to twelve months of then-current base salary.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Form 8-K.
Item 7.01 Regulation FD Disclosure.
On April 18, 2013, the Company issued a press release announcing that Mr. Keneally is appointed as Chief Financial Officer of the Company. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits
The following documents are filed as Exhibits herewith:
Exhibit 10.1 – Employment Agreement, dated April 17, 2013, between William J. Keneally and CTPartners Executive Search Inc.
Exhibit 99.1 - Press Release dated April 17, 2013, announcing the appointment of William J. Keneally.